UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2007

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-113470	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3110 Hayes Road, Suite 300, Houston, Texas	77082
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (281) 596-9988

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 3, 2007, Cardtronics, Inc. (the "Company") entered into an amendment to its existing Credit Agreement, which was originally entered into on May 17, 2005 (the "Credit Agreement"). The amendment, which represents the sixth amendment to the Credit Agreement (the "Amendment"), reduces the current margin paid by the Company on certain types of advances and increases the Company's annual authorized capital expenditure levels from $50.0 million to $60.0 million. The Amendment also clarifies a number of defined terms, including how the results of the Company's non-wholly owned subsidiaries are treated under the Credit Agreement, and outlines certain changes regarding the ongoing reporting requirements of the Company.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company issued a press release on May 9, 2007, announcing the amendment to the Credit Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

10.1	Amendment No. 6 to Credit Agreement, dated as of May 3, 2007
99.1	Press release dated May 9, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
May 9, 2007 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster Chief Financial Officer